Exhibit 1.1

SEASPAN CORPORATION

7.95% Series D Cumulative Redeemable Perpetual Preferred Shares

(par value $0.01 per share)

8.25% Series E Cumulative Redeemable Perpetual Preferred Shares

(par value $0.01 per share)

8.20% Series G Cumulative Redeemable Perpetual Preferred Shares

(par value $0.01 per share)

7.875% Series H Cumulative Redeemable Perpetual Preferred Shares

(par value $0.01 per share)

At-the-Market Issuance Sales Agreement

November 4, 2016

FBR Capital Markets & Co.

1300 North 17th Street

Suite 1400

Arlington, Virginia 22209

Ladies and Gentlemen:

Seaspan Corporation, a corporation organized under the laws of the Republic of The Marshall Islands (the “Company”), confirms its agreement (this “Agreement”), with FBR Capital Markets & Co. (“FBR”), as follows:

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through FBR, shares (the “Placement Shares”) of the Company’s 7.95% Series D Cumulative Redeemable Perpetual Preferred Shares, par value $0.01 per share (the “Series D Preferred Shares”), 8.25% Series E Cumulative Redeemable Perpetual Preferred Shares, par value $0.01 per share (the “Series E Preferred Shares”), 8.20% Series G Cumulative Redeemable Perpetual Preferred Shares, par value $0.01 per share (the “Series G Preferred Shares”) and 7.875% Series H Cumulative Redeemable Perpetual Preferred Shares, par value $0.01 per share (the “Series H Preferred Shares”, together with the Series D Preferred Shares, the Series E Preferred Shares and the Series G Preferred Shares the “Preferred Shares”), provided however, that in no event shall the Company issue or sell through FBR such number of Placement Shares that (a) exceeds the number of shares of Preferred Shares registered on the effective Registration Statement (as defined below) pursuant to which the offering is being made, or (b) exceeds the number of authorized but unissued shares of Preferred Shares (the lesser of (a) and (b), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number of Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that FBR shall have no obligation in connection with such compliance. The issuance and sale of Placement Shares through FBR will be effected pursuant to the Registration Statement (as defined below), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue any Placement Shares.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”), an “automatic shelf registration statement” on Form F-3ASR (File No. 333-211545), including a base prospectus, relating to certain securities, including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”). The Company has prepared a prospectus supplement to the base prospectus included as part of such registration statement specifically relating to the Placement Shares (the “Prospectus Supplement”). The Company will furnish to FBR, for use by FBR, copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Placement Shares. Except where the context otherwise requires, such registration statement, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated or deemed incorporated therein by reference to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) under the Securities Act), included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such base prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated or deemed incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (the “Incorporated Documents”).

For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

2. Placements. Each time that the Company wishes to issue and sell Placement Shares hereunder (each, a “Placement”), it will notify FBR by email notice (or other method mutually agreed to in writing by the Parties) of the number of Placement Shares, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), the form of which is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 3 (with a copy to each of the other individuals from the

Company listed on such schedule), and shall be addressed to each of the individuals from FBR set forth on Schedule 3, as such Schedule 3 may be amended from time to time. Provided that the Company is otherwise in compliance with the terms of this Agreement, the Placement Notice shall be effective immediately upon receipt by FBR unless and until (i) FBR declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares thereunder has been sold, (iii) the Company suspends or terminates the Placement Notice or (iv) this Agreement has been terminated under the provisions of Section 13. The amount of any discount, commission or other compensation to be paid by the Company to FBR in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 2. It is expressly acknowledged and agreed that neither the Company nor FBR will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to FBR and FBR does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of Sections 2 or 3 of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3. Sale of Placement Shares by FBR. Subject to the terms and conditions of this Agreement, for the period specified in a Placement Notice, FBR will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The New York Stock Exchange (the “Exchange”), to sell the Placement Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. FBR will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to FBR pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by FBR (as set forth in Section 5(b)) from the gross proceeds that it receives from such sales. Subject to the terms of a Placement Notice, FBR may sell Placement Shares by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the Exchange, on any other existing trading market for any of the Preferred Shares or to or through a market maker. Subject to the terms of a Placement Notice, FBR may also sell Placement Shares by any other method permitted by law, including but not limited to negotiated transactions. “Trading Day” means any day on which any of the Preferred Shares are purchased and sold on the Exchange.

4. Suspension of Sales. The Company or FBR may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 3), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair any party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule may be amended from time to time.

5. Sale and Delivery to FBR; Settlement.

a. Sale of Placement Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon FBR’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, FBR, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that FBR will be successful in selling Placement Shares, (ii) FBR will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by FBR to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Shares as required under this Agreement and (iii) FBR shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by FBR and the Company.

b. Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by FBR, after deduction for (i) FBR’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales. Placement Shares will be issued only upon receipt of the applicable Net Proceeds.

c. Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting FBR’s or its designee’s account (provided FBR shall have given the Company written notice of such designee at least one Trading Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, FBR will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date, then in addition to and in no way limiting the rights and obligations set forth in Section 11(a) hereto, it will (i) hold FBR harmless against any loss, claim, damage, or reasonable, documented expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to FBR (without duplication) any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

d. Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate number of Placement Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Placement Shares under this Agreement, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to FBR in writing. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to FBR in writing. Further, under no circumstances shall the Company cause or permit the aggregate offering amount of Placement Shares sold pursuant to this Agreement to exceed the Maximum Amount.

6. Representations and Warranties of the Company. Except as disclosed in the Registration Statement or Prospectus (including the Incorporated Documents), the Company represents and warrants to, and agrees with FBR that as of the date of this Agreement and as of each Applicable Time (as defined below), unless such representation, warranty or agreement specifies a different date or time:

a. The Company meets the requirements for use of Form F-3 under the Securities Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 under the Securities Act, on Form F-3, including a related base prospectus, for registration under the Securities Act of the offering and sale of the Placement Shares, which Registration Statement, including any amendments thereto filed prior to each Applicable Time, became effective upon filing under the Securities Act. The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement, or threatening or instituting proceedings for that purpose. The Registration Statement and the offer and sale of Placement Shares as contemplated hereby meet the requirements of Rule 415(a)(1)(x) under the Securities Act and comply in all material respects with said Rule. Copies of the Registration Statement, the Prospectus, and any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement are available through EDGAR. The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Placement Shares, will not distribute any offering material in connection with the offering or sale of the Placement Shares other than the Registration Statement and the Prospectus and any Issuer Free Writing Prospectus (as defined below) to which FBR has consented.

b. The Registration Statement, when it became effective, and the Prospectus, and any amendment or supplement thereto, on the date of such Prospectus or amendment or supplement, conformed and will conform in all material respects with the requirements of the Securities Act. At each Settlement Date, the Registration Statement and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act. The Registration Statement, when it became or becomes effective, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment and supplement thereto, on the date thereof and at each Applicable Time (defined below), did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents incorporated by reference in the Prospectus or any Prospectus Supplement did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by FBR specifically for use in the preparation thereof.

c. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Placement Shares in reliance on the exemption in Rule 163, and (iv) each Applicable Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a Well-Known Seasoned Issuer. The Company agrees to pay the fees required by the Commission relating to the Placement Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

d. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Placement Shares and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

e. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by FBR specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of FBR consists of the information described as such in Section 8 hereof.

f. The Company and its subsidiaries have been duly incorporated and are existing corporations in good standing under the laws of the Republic of The Marshall Islands, the Commonwealth of the Bahamas, Bermuda, Canada and the Republic of India, with full corporate power and authority to own or lease, as the case may be, and to operate their properties and conduct their business in all material respects as described in the Registration Statement and Prospectus; and the Company and its subsidiaries are duly qualified to do business as foreign corporations in good standing in all other jurisdictions in which their ownership or leasing of property or the conduct of their business requires such qualification, except where the failure so to register or qualify would not reasonably be expected to have a Material Adverse Effect. “Material Adverse Effect,” as used throughout this Agreement, means a material adverse effect on the condition (financial or otherwise), results of operations, earnings, business, properties or assets or prospects of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

g. There are no restrictions on subsequent transfers of the Placement Shares under the laws of the Republic of The Marshall Islands.

h. The Company’s authorized equity capitalization is as set forth in the Registration Statement and Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus; the outstanding Class A Common Shares, par value $0.01 per share (the “Common Shares”), Series D Preferred Shares, Series E Preferred Shares, Series G Preferred Shares, Series H Preferred Shares and Series F Preferred Shares, par value $0.01 per share (the “Series F Preferred Shares”), have been duly and validly authorized and issued and are fully paid and nonassessable; the Placement Shares have been duly and validly authorized, and, when delivered to and paid for by FBR pursuant to this Agreement, will conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus and will be validly issued in accordance with the Statement of Designation, fully paid and nonassessable; an application will be made for the admission, listing and trading of the Preferred Shares on the Exchange; the certificates for the Placement Shares are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Preferred Shares that have not been waived; and, except as set forth in the Registration Statement and Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

i. To the Company’s knowledge, there is no franchise, agreement, contract, indenture or other document or instrument of a character required to be described in the Registration Statement and Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

j. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and (ii) when read together with the other information in the Registration

Statement and Prospectus, at the Applicable Time, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

k. This Agreement has been duly authorized, validly executed and delivered by the Company.

l. The Company is not and, after giving effect to the offering and sale of the Placement Shares and the application of the proceeds thereof as described in the Registration Statement and Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

m. No consent, approval, authorization, filing with or order (“Consent”) of any court or governmental agency or body in the United States, the Republic of The Marshall Islands or any other jurisdiction, including, without limitation, the International Maritime Organization (the “IMO”), is required in connection with the transactions contemplated herein, except (i) such as have been obtained under the Securities Act; (ii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Placement Shares by FBR in the manner contemplated in the Registration Statement and Prospectus; (iii) such Consents that have been, or prior to the Applicable Time will be, obtained; (iv) such Consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Company to perform its obligations under this Agreement or each of the agreements listed in Schedule 5 (collectively, the “Operative Agreements”); and (v) such Consents that are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement and the Operative Agreements, which (A) if not obtained on or prior to the Applicable Time, would not, individually or in the aggregate, have a Material Adverse Effect on the operation of the Company’s business and (B) are expected in the reasonable judgment of the Company to be obtained in the ordinary course of business subsequent to the Applicable Time.

n. The Company and its subsidiaries are not (i) in violation of any provision of its charter or by-laws, or similar organizational documents; (ii) in violation or in default under (and, other than as disclosed in the Prospectus under “Summary—Recent Developments—Hanjin Shipping Bankruptcy” with respect to potential defaults under credit facilities relating to vessels previously chartered to Hanjin Shipping Co. Ltd., no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing under) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement or instrument to which it is a party or bound or to which its property is subject; or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority including, without limitation, the IMO, having jurisdiction over the Company or any of its subsidiaries or any of its properties, as applicable, which default or violation, in the case of clauses (ii) or (iii), would, if continued, reasonably be expected to have a Material Adverse Effect, or materially impair the ability of the Company or any of its subsidiaries to perform its obligations under this Agreement or the Operative Agreements.

o. Neither the issue and sale of the Placement Shares, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will (i) conflict with, or result in a violation of, the charter or by-laws of the Company or any of its subsidiaries, (ii) conflict with, or result in a breach or violation of, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its property is subject; (iii) violate any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority, including, without limitation, the IMO, having jurisdiction over the Company or any of its subsidiaries or any of its properties; or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

p. Except as disclosed in the Registration Statement and the Prospectus, no holders of securities of the Company have current rights to the registration of such securities under the Registration Statement.

q. The consolidated historical financial statements included in the Registration Statement and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Item 3. Key Information—A. Selected Financial Data” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2015 (the “2015 Annual Report”) and the Current Reports on Form 6-K that contain financial information for the three-month period ended March 31, 2016, for the three- and six-month periods ended June 30, 2016 and for the three- and nine-month periods ended September 30, 2016 (collectively, the “2016 Quarterly Reports”) fairly present, on the basis stated therein, the information included therein as of the respective dates thereof. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2015 Annual Report and the 2016 Quarterly Reports has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

r. No action, suit or proceeding by or before any court or governmental agency, authority or body, including, without limitation, the IMO, or any arbitrator involving the Company or any of its subsidiaries, or its property is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to have a Material Adverse Effect on the performance by the Company of this Agreement or the consummation by the Company of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and Prospectus.

s. On the date hereof and each Applicable Time, as the case may be, the Company will own, lease, possess or otherwise have the right to use all such assets as are necessary to the conduct of its operations as described in the Registration Statement and Prospectus.

t. KPMG LLP, who have audited certain financial statements and delivered their report with respect to the audited consolidated financial statements included in or incorporated by reference into the Registration Statement and Prospectus, were and are the independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

u. There are no documentary, stamp or other issuance or transfer taxes or duties or similar fees or charges under U.S. Federal law or the laws of any U.S. state, the Republic of The Marshall Islands, Canada or Hong Kong, or any political subdivision of any thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company of the Placement Shares, or the sale and delivery by the Company of the Placement Shares or the consummation of the transactions contemplated by this Agreement.

v. The Company and its subsidiaries have filed all foreign, United States federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Registration Statement and Prospectus) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and as to which the Company or any of its subsidiaries has set aside adequate reserves in accordance with U.S. generally accepted accounting principles or as would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and Prospectus.

w. No labor problem or dispute with the employees of the Company, Seaspan Management Services Limited (the “Manager”), Seaspan Ship Management Ltd. (the “Ship Manager”), Seaspan Crew Management Ltd. or Seaspan Advisory Services Limited (the “Advisor”) exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Manager’s principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and Prospectus.

x. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably adequate and customary in the businesses in which it is engaged; all policies of insurance and fidelity or surety bonds insuring the Company, its subsidiaries, or its businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and

there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company or other institution is denying liability or defending under a reservation of rights clause; the Company and its subsidiaries have not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that neither it nor any of its subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and Prospectus.

y. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations (“Permits”) issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its businesses in the manner described in the Registration Statement and Prospectus, subject to such qualifications as may be set forth in the Registration Statement and Prospectus and except for those permits that if not obtained, would not reasonably be expected to have a Material Adverse Effect; and the Company and its subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and Prospectus.

z. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s internal controls over financial reporting are effective and the Company is not aware of any material weakness in its internal control over financial reporting.

aa. The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

bb. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares.

cc. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations, including, without limitation, those of the IMO, relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their businesses and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and Prospectus. Except as set forth in the Registration Statement and Prospectus, neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

dd. In the ordinary course of its business, the Company periodically reviews the effect of the Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and Prospectus.

ee. The Company, its subsidiaries and its directors and officers, in their capacities as such, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) that are effective and applicable to the Company, its subsidiaries and its directors and officers.

ff. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under any other applicable anti-bribery or anti-corruption law, including, without limitation, making use of the mail or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and any other applicable anti-bribery or anti-corruption law; and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and all applicable anti-bribery and anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

gg. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

hh. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Placement Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

ii. (A) The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted, except where the failure to possess such rights would not reasonably be expected to have a Material Adverse Effect, and (B) the Company has no reason to believe that the conduct of the businesses of the Company and its subsidiaries will conflict with, and neither the Company nor its subsidiaries have received any notice of any claim of conflict with, any such rights of others.

jj. Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the United States, the Republic of The Marshall Islands, Canada or Hong Kong or any political subdivisions thereof.

kk. Each of the Operative Agreements has been duly authorized, validly executed and delivered by the Company and its subsidiaries and, to the knowledge of the Company, by the other parties thereto. Each of the Operative Agreements is a valid and binding agreement of the Company and its subsidiaries enforceable against each such party in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing. The statements set forth in the Registration Statement and Prospectus, insofar as they purport to describe certain terms of the Operative Agreements, fairly summarize the matters described therein.

ll. The Company does not believe that it is a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, and, based on the Company’s current and expected assets, income and operations as described in the Registration Statement and Prospectus, the Company does not believe it is likely to become a PFIC.

mm. No capital gains, income, withholding or other taxes are payable by or on behalf of FBR to the Republic of The Marshall Islands or Canada, or to any political subdivision or taxing authority of either thereof or therein in connection with the issuance and delivery by the Company of the Placement Shares to or for the respective accounts of FBR or the sale and delivery by FBR of the Placement Shares to the initial purchasers thereof, aside from any capital gains, income, withholding or other taxes payable by FBR in connection with a business carried on by FBR in the Republic of The Marshall Islands or Canada in respect of the sale and delivery of the Placement Shares.

nn. All dividends and other distributions declared and payable on the shares of capital stock of the Company, including the Placement Shares, may, under the current laws and regulations of the Republic of The Marshall Islands and any political subdivisions thereof, be paid in United States dollars and may be freely transferred out of the Republic of The Marshall Islands, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Republic of The Marshall Islands and are otherwise free and clear of any other tax, withholding or deduction under the laws and regulations of the Republic of The Marshall Islands and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body in the Republic of The Marshall Islands.

oo. Each of the vessels listed on Schedule 4-A hereto is duly registered as a vessel in the sole ownership of the Company or one of its subsidiaries; the Company or its subsidiary, as applicable, has good and marketable title to all of such owned vessels, free and clear of all liens, claims, charges, debts or encumbrances and defects of the title of record and each such vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of Hong Kong (for those vessels registered in Hong Kong) as would affect its registry with the Hong Kong Registry and under the laws of Panama (for those vessels registered in Panama) as would affect its registry with The Panama Registry, except, in both cases, for such liens, claims, charges, debts or encumbrances, defects of the title of record, failure to pay such taxes, fees and other amounts (i) as described, and subject to the limitations contained, in the Registration Statement and Prospectus, (ii) as contemplated or provided by the Credit Facilities (as defined below on Schedule 5) or (iii) as do not materially affect the value of such vessels, taken as a whole, and do not materially interfere with the use of such vessels, as they have been used in the past and are proposed to be used in the future, as described in the Registration Statement and Prospectus. With respect to each of the vessels listed on Schedule 4-B hereto held under lease by the Company or one of its subsidiaries, such vessels are held under valid and subsisting and enforceable leases (except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)), with such exceptions as do not materially interfere with the use of the vessels of the Company or its subsidiaries, taken as a whole as they have been used in the past as described in the Registration Statement and Prospectus and are proposed to be used in the future as described in the Registration Statement and Prospectus.

pp. Since the date of the latest audited financial statements included in the Registration Statement and Prospectus and other than as set forth in or contemplated by the Registration Statement and Prospectus, (i) the Company and its subsidiaries have not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, (ii) there has not been any material change in the capitalization or material increase in the short-term debt or long-term debt of the Company or any of its subsidiaries or any Material Adverse Effect, or any development involving or which could reasonably be expected to involve, individually or in the aggregate, a prospective Material Adverse Effect in or affecting the general affairs, condition (financial or otherwise), results of operations, business, properties or assets or prospects of the Company and its subsidiaries, taken as a whole, and (iii) the Company and its subsidiaries have not incurred any liability or obligation, direct, indirect or contingent, or entered into any transactions, whether or not in the ordinary course of business, that, individually or in the aggregate, is material to the Company and its subsidiaries taken as a whole.

qq. Except as set forth in the Registration Statement and Prospectus, the Company and its subsidiaries are not prohibited, directly or indirectly, from paying any dividends, from making any other distribution, from repaying any loans or advances or from transferring any of its property or assets.

rr. The statistical and market-related data included in the Registration Statement and Prospectus are based on or derived from sources which the Company believe to be reliable and accurate.

ss. The statements set forth in Item 4 “Information on the Company—B. Business Overview—Taxation of the Company—Canadian Taxation” in the 2015 Annual Report that constitute factual matters, intentions, expectations and beliefs relating to the Company are accurate in all material respects.

Any certificate signed by an officer of the Company and delivered to FBR or to counsel for FBR pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company, as applicable, to FBR as to the matters set forth therein.

7. Covenants of the Company. The Company covenants and agrees with FBR that:

a. Registration Statement Amendments. After the date of this Agreement and during any period in which a prospectus relating to any Placement Shares is required to be delivered by FBR under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) (the “Prospectus Delivery Period”) (i) the Company will notify FBR promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or amendments not related to any Placement, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus related to the Placement or for additional information related to the Placement, (ii) the Company will prepare and file with the Commission, promptly upon FBR’s request, any amendments or supplements to the Registration Statement or Prospectus that, in FBR’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by FBR (provided, however, that the failure of FBR to make such request shall not relieve the Company of any obligation or liability hereunder, or affect FBR’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy FBR shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to FBR within a reasonable period of time before the filing and FBR has not reasonably objected thereto (provided, however, that (A) the failure of FBR to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect FBR’s right to rely on the representations and warranties made by the Company in this Agreement and (B) the Company has no obligation to provide FBR any advance copy of such filing or to provide FBR an opportunity to object to such filing if the filing does not name FBR or does not relate to the transaction herein provided; and provided, further, that the only remedy FBR shall have with respect to the failure by the Company to obtain such consent shall be to cease making sales under this Agreement) and the Company will furnish to FBR at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).

b. Notice of Commission Stop Orders. The Company will advise FBR, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the

Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise FBR promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Placement Shares or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

c. Delivery of Prospectus; Subsequent Changes. During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A under the Securities Act, it will use its commercially reasonable efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify FBR promptly of all such filings. If during the Prospectus Delivery Period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such Prospectus Delivery Period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify FBR to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay the filing of any amendment or supplement, if in the judgment of the Company, it is in the best interest of the Company.

d. Listing of Placement Shares. During the Prospectus Delivery Period, the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange and to qualify the Placement Shares for sale under the securities laws of such jurisdictions in the United States as FBR reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

e. Delivery of Registration Statement and Prospectus. The Company will furnish to FBR and its counsel (at the reasonable expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the Prospectus Delivery Period (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as FBR may from time to time reasonably request and, at FBR’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to FBR to the extent such document is available on EDGAR.

f. Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

g. Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

h. Notice of Other Sales. During each period commencing on the date of each Placement Notice and ending at the close of business on the Settlement Date for the related Placement, the Company shall provide FBR written notice as promptly as reasonably possible (and, in any event, at least three (3) Trading Days) before the Company, directly or indirectly, offers to sell, sells, contracts to sell, grants any option to sell or otherwise dispose of any Preferred Shares (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Preferred Shares, warrants or any rights to purchase or acquire, Preferred Shares; and will not directly or indirectly in any other “at-the-market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Preferred Shares (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Preferred Shares, warrants or any rights to purchase or acquire, Preferred Shares prior to the termination of this Agreement.

i. Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice advise FBR promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to FBR pursuant to this Agreement.

j. Due Diligence Cooperation. During the term of this Agreement, the Company will cooperate with any reasonable due diligence review conducted by FBR or its representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as FBR may reasonably request.

k. Required Filings Relating to Placement of Placement Shares. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every filing under Rule 424(b), a “Filing Date”), which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through FBR, the Net Proceeds to the Company and the compensation payable by the Company to FBR with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

l. Representation Dates; Certificate. For purposes of this Section 7(l), a “Representation Date” shall mean each date during the term of this Agreement on which the Company:

(i) amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares) the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares;

(ii) files an annual report on Form 20-F under the Exchange Act (including any Form 20-F/A containing amended financial information or a material amendment to the previously filed Form 20-F);

(iii) files its highlighted quarterly results or unaudited quarterly financial statements on Form 6-K under the Exchange Act; or

(iv) files a current report on Form 6-K containing amended financial information under the Exchange Act.

Within five (5) Trading Days of each Representation Date, the Company shall furnish FBR (but in the case of clause (iv) above only if FBR determines that the information contained in such Form 6-K is material) with a certificate, in the form attached hereto as Exhibit 7(l). The requirement to provide a certificate under this Section 7(l) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date on which the Company files its annual report on Form 20-F. Notwithstanding the foregoing, (i) upon the delivery of the first Placement Notice hereunder and (ii) if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide FBR with a certificate under this Section 7(l), then before FBR sells any Placement Shares, the Company shall provide FBR with a certificate, in the form attached hereto as Exhibit 7(l), dated the date of the Placement Notice.

m. Legal Opinion. On or prior to the date of the first Placement Notice given hereunder the Company shall cause to be furnished to FBR (i) written opinions and a negative assurance letter of Perkins Coie LLP (“PC”), United States counsel for the Company, (ii) (A) written opinions of Blake, Cassels & Graydon LLP (“BCG”), Canadian tax counsel for the Company, and (B) Reeder & Simpson, P.C. (“RS”, together with PC and BCG, “Company Counsel”), Marshall Islands counsel to the Company, or in each case, other counsel reasonably satisfactory to FBR. Thereafter, within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(l) for which no waiver is applicable, and not more than once per calendar quarter, the Company shall cause to be furnished to FBR a written negative assurance letter of PC; provided that, in lieu of such negative assurance for subsequent periodic filings under the Exchange Act, PC may furnish FBR with a letter (a “Reliance Letter”) to the effect that FBR may rely on the negative assurance letter previously delivered under this Section 7(m) to the same extent as if it were dated the date of such Reliance Letter (except that statements in such prior letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of the Reliance Letter)

n. Comfort Letter. On or prior to the date of the first Placement Notice given hereunder and within five (5) Trading Days after each subsequent Representation Date, other than pursuant to Section 7(l)(iii), the Company shall cause its independent accountants to furnish FBR letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(n); provided, that if requested by FBR, the Company shall cause a Comfort Letter to be furnished to FBR within ten (10) Trading Days of such request following the date of occurrence of any restatement of the Company’s financial statements. The Comfort Letter from the Company’s independent accountants shall be in a form and substance reasonably satisfactory to FBR, (i) confirming that they are an independent public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

o. Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Preferred Shares or (ii) sell, bid for, or purchase Preferred Shares in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares subject to this Agreement other than FBR.

p. Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor the subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company” required to register under the Investment Company Act.

q. No Offer to Sell. Other than an Issuer Free Writing Prospectus approved in advance by the Company and FBR in its capacity as agent hereunder pursuant to Section 23, the Company (including its agents and representatives, other than FBR in their capacity as such) will not make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

r. Sarbanes-Oxley Act. The Company will maintain and keep accurate books and records reflecting its assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with GAAP, (iii) provide reasonable assurance that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company or the subsidiaries is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.

8. Representations and Covenants of FBR. FBR represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which FBR is exempt from registration or such registration is not otherwise required. FBR shall continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which FBR is exempt from registration or such registration is not otherwise required, during the term of this Agreement. FBR shall comply with all applicable law and regulations, including but not limited to Regulation M, in connection with the transactions contemplated by this Agreement, including the issuance and sale through FBR of the Placement Shares. Other than an Issuer Free Writing Prospectus approved in advance by the Company and FBR in its capacity as agent hereunder pursuant to Section 23, FBR (including its agents and representatives) will not make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

9. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, filing, including any fees required by the Commission, and printing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto and each Issuer Free Writing Prospectus, in such number as is reasonably necessary, (ii) the printing and delivery to FBR of this Agreement and such other documents as may be reasonably required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Shares to FBR, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Shares to FBR, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the fees and disbursements of counsel to FBR up to $25,000; (vi) the fees and expenses of the transfer agent and registrar for the Preferred Shares, (vii) the filing fees incident to any review by FINRA of the terms of the sale of the Placement Shares, and (viii) the fees and expenses incurred in connection with the listing of the Placement Shares on the Exchange.

10. Conditions to FBR’s Obligations. The obligations of FBR hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by FBR of a due diligence review satisfactory to it in its reasonable judgment, and to the continuing satisfaction (or waiver by FBR in its sole discretion) of the following additional conditions:

a. Registration Statement Effective. The Registration Statement shall have become effective and shall be available for the sale of all Placement Shares contemplated to be issued by any Placement Notice.

b. No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

c. No Misstatement or Material Omission. FBR shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in FBR’s reasonable opinion is material, or omits to state a fact that in FBR’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

d. Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any Material Adverse Effect, or any development that could reasonably be expected to cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of FBR (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

e. Legal Opinion. FBR shall have received the opinions and negative assurances of each of PC, BCG and RS required to be delivered pursuant Section 7(m) on or before the date on which such delivery of such opinions are required pursuant to Section 7(m).

f. DM Legal Opinion. FBR shall have received the opinions and negative assurances of Duane Morris LLP, counsel to FBR, with respect to the issuance and sale of the Placement Shares, the Registration Statement and the Prospectus and other related matters as FBR may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

g. Comfort Letter. FBR shall have received the Comfort Letter required to be delivered pursuant Section 7(n) on or before the date on which such delivery of such letter is required pursuant to Section 7(n).

h. Representation Certificate. FBR shall have received the certificate required to be delivered pursuant to Section 7(l) on or before the date on which delivery of such certificate is required pursuant to Section 7(l).

i. No Suspension. Trading in the Preferred Shares shall not have been suspended on the Exchange and the Preferred Shares shall not have been delisted from the Exchange.

j. Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(l), the Company shall have furnished to FBR such appropriate further information, certificates and documents as FBR may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Company will furnish FBR with such conformed copies of such opinions, certificates, letters and other documents as FBR shall reasonably request.

k. Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

l. Approval for Listing. The Placement Shares shall either have been approved for listing on the Exchange, subject only to notice of issuance, or the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Placement Notice.

m. No Termination Event. There shall not have occurred any event that would permit FBR to terminate this Agreement pursuant to Section 13(a).

11. Indemnification and Contribution.

(a) Company Indemnification. The Company agrees to indemnify and hold harmless FBR, its partners, members, directors, officers, employees and agents and each person, if any, who controls FBR within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 11(d) below) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with written information furnished to the Company by FBR expressly for use in the Registration Statement (or any amendment thereto), or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) FBR Indemnification. FBR agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 11(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to FBR and furnished to the Company in writing by FBR expressly for use therein.

(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 11 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 11, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 11 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 11 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 11 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 11 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or FBR, the Company and FBR will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than FBR, such as persons who control the Company within the meaning of the Securities Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and FBR may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and FBR on the other hand. The relative benefits received by the Company on the one hand and FBR on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by FBR (before deducting expenses) from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and FBR, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or FBR, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and FBR agree that it would not be just and equitable if contributions pursuant to this Section 11(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 11(d) shall be deemed to include, for the purpose of this Section 11(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 11(c) hereof. Notwithstanding the foregoing provisions of this Section 11(d), FBR shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11(d), any person who controls a party to this Agreement within the meaning of the Securities Act or the Exchange Act, and any officers, directors, partners, employees or agents of FBR, will have the same rights to contribution as that party, and each officer and director of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 11(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 11(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 11(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 11(c) hereof.

12. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 11 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of FBR, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

13. Termination.

a. FBR may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, or any development that is reasonably likely to have a Material Adverse Effect or, in the sole judgment of FBR, is material and adverse and makes it impractical or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of FBR, impracticable or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (3) if trading in the Preferred Shares has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited, or minimum prices for trading have been fixed on the Exchange, (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. If FBR elects to terminate this Agreement as provided in this Section 13(a), FBR shall provide the required notice as specified in Section 14 (Notices).

b. The Company shall have the right, by giving three (3) Trading Days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

c. FBR shall have the right, by giving three (3) Trading Days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

d. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through FBR on the terms and subject to the conditions set forth herein except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

e. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) shall remain in full force and effect. Upon termination of this Agreement, the Company shall not have any liability to FBR for any discount, commission or other compensation with respect to any Placement Shares not otherwise sold by FBR under this Agreement.

f. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by FBR or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

14. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to FBR, shall be delivered to:

FBR Capital Markets & Co.

1300 North 17th Street

Suite 1400

Arlington, Virginia 22209

Attention: Legal Department

Telephone: (703) 312-9500

Email: FBRlegal@FBRco.com

with a copy to:

Duane Morris LLP

1037 Raymond Boulevard

Eighteenth Floor

Newark, NJ 07102

Attention: Dean M. Colucci

Telephone:(973) 424-2020

Email: dmcolucci@duanemorris.com

and if to the Company, shall be delivered to:

David Spivak

c/o Seaspan Ship Management Ltd.

2600-200 Granville Street

Vancouver, British Columbia, Canada V6C 1S4

Attention: David Spivak

Telephone:(604) 638-2580

Email: David_Spivak@seaspan.com

with a copy to:

Perkins Coie LLP

1120 NW Couch Street

Portland, OR 97209

Attention: David Matheson

Telephone: (503) 727-2000

Email: DMatheson@perkinscoie.com

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally, by email, or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 14 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives confirmation of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice; provided, that no Nonelectronic Notice shall affect the effectiveness of the Electronic Notice previously given.

15. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and FBR and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 11 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party.

16. Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share consolidation, stock split, stock dividend, corporate domestication or similar event effected with respect to the Placement Shares.

17. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and FBR. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

18. GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19. CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

20. Use of Information. FBR may not use any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to advise any party with respect to transactions not expressly approved by the Company and FBR’s use and access to such information will be subject to the terms of any confidentiality or non-disclosure agreements between FBR and the Company.

21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

22. Effect of Headings. The section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

23. Permitted Free Writing Prospectuses.

The Company represents, warrants and agrees that, unless it obtains the prior consent of FBR, and FBR represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by FBR or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit 23 hereto are Permitted Free Writing Prospectuses.

24. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

a. FBR is acting solely as agent in connection with the public offering of the Placement Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and FBR, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not FBR has advised or is advising the Company on other matters, and FBR has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

b. it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

c. FBR has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

d. it is aware that FBR and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and FBR has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

e. it waives, to the fullest extent permitted by law, any claims it may have against FBR for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Shares under this Agreement and agrees that FBR shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company, other than in respect of FBR’s obligations under this Agreement and to keep information provided by the Company to FBR and FBR’s counsel confidential to the extent not otherwise publicly-available.

25. Definitions.

As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means (i) each Representation Date and (ii) the time of each sale of any Placement Shares pursuant to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Placement Shares that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” “Rule 433,” and “Rule 456” refer to such rules under the Securities Act.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or

any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by FBR outside of the United States.

[Remainder of the page intentionally left blank]

If the foregoing correctly sets forth the understanding between the Company and FBR, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and FBR.

Very truly yours,

SEASPAN CORPORATION

By:	/s/ David Spivak
Name: David Spivak
Title: Chief Financial Officer

ACCEPTED as of the date first-above written:

FBR CAPITAL MARKETS & CO.

By:	/s/ Patrice McNicoll
Name: Patrice McNicoll
Title: Co-Head of Capital Markets

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	Seaspan Corporation

To:	FBR Capital Markets & Co.

Attention:	Patrice McNicoll

Subject:	At-the-Market Issuance—Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the At-the-Market Issuance Sales Agreement between Seaspan Corporation, a corporation organized under the laws of the Republic of The Marshall Islands (the “Company”), and FBR Capital Markets & Co. (“FBR”), dated November 4, 2016, the Company hereby requests that FBR sell up to [                ] shares of the Company’s [Series D Preferred Shares] [Series E Preferred Shares] [Series G Preferred Shares] [Series H Preferred Shares], $0.01 par value per share, at a minimum market price of $ per share, during the time period beginning [month, day, time] and ending [month, day, time].

SCHEDULE 2

Compensation

The Company shall pay to FBR in cash, upon each sale of Placement Shares pursuant to this Agreement, an amount equal to up to 2% of the gross proceeds from each sale of Placement Shares.

SCHEDULE 3

Notice Parties

The Company

David Spivak	David_Spivak@seaspancorp.com

Mark Chu	Mark_Chu@seaspancorp.com

Michael Sieffert	MSieffert@seaspanltd.ca

Alex Heath	AHeath@seaspanltd.com

Geof Tham	GTham@seaspanltd.com

FBR

Ryan Loforte	rloforte@fbr.com

Patrice McNicoll	pmcnicoll@fbr.com

Keith Pompliano	kpompliano@fbr.com

With a copy to atmdesk@fbr.com

SCHEDULE 4-A

Vessels

1)	CSCL Zeebrugge
2)	CSCL Long Beach
3)	CSCL Oceania
4)	CSCL Africa
5)	COSCO Japan
6)	COSCO Korea
7)	COSCO Philippines
8)	COSCO Malaysia
9)	COSCO Indonesia
10)	MOL Emerald
11)	MOL Eminence
12)	MOL Emissary
13)	MOL Empire
14)	MSC Veronique

16)	MSC Carole
17)	Seaspan Hamburg
18)	Seaspan Chiwan
19)	Seaspan Ningbo
20)	Seaspan Dalian
21)	Seaspan Felixstowe
22)	CSCL Vancouver
23)	CSCL Sydney
24)	CSCL New York
25)	CSCL Melbourne
26)	CSCL Brisbane
27)	New Delhi Express
28)	Dubai Express
29)	Jakarta Express
30)	Seaspan Saigon
31)	Seaspan Lahore
32)	Rio Grande Express
33)	Seaspan Santos
34)	Rio de Janeiro Express
35)	Manila Express
36)	Seaspan Loncomilla
37)	Seaspan Lumaco
38)	Seaspan Lingue
39)	Seaspan Lebu
40)	Kota Mawar
41)	Kota Maju
42)	CSCL Panama

43)	CSCL Montevideo
44)	CSCL São Paulo
45)	CSCL Lima
46)	CSCL Santiago
47)	CSCL San Jose
48)	CSCL Callao
49)	CSCL Manzanillo
50)	Guayaquil Bridge
51)	Calicanto Bridge
52)	COSCO Thailand
53)	COSCO Prince Rupert
54)	COSCO Vietnam
55)	COSCO Glory
56)	COSCO Excellence
57)	COSCO Development
58)	COSCO Harmony
59)	COSCO Hope
60)	COSCO Fortune
61)	Seaspan Efficiency
62)	Seaspan Ganges
63)	Seaspan Yangtze
64)	Seaspan Zambezi
65)	YM Wish
66)	YM Wellhead
67)	YM Witness
68)	Maersk Guayaquil
69)	Berlin Bridge
70)	Budapest Bridge

SCHEDULE 4-B

1)	Brotonne Bridge – Leased from Xiangjiang (Shanghai) Ship Chartering Co., Ltd pursuant to agreements dated March 11, 2015
2)	Brevik Bridge – Leased from Xiangcheng (Shanghai) Ship Chartering Co., Ltd pursuant to agreements dated March 11, 2015
3)	Bilbao Bridge – Leased from Xianglai (Shanghai) Ship Chartering Co., Ltd pursuant to agreements dated March 11, 2015
4)	COSCO Pride – Leased from Haiju (Tianjin) Ship Leasing Co., Limited, Tianjin Yuan Geng Shi Pan Shipping Service Co., Ltd., and ICBC Financial Leasing Co., Ltd. pursuant to agreements dated June 10, 2011 and February 4, 2010
5)	COSCO Faith – Leased from Endeavour Leasing Limited and Credit Agricole Corporate and Investment Bank pursuant to agreements dated October 21, 2010
6)	Madinah - Leased from Hui Merchant Leasing (No. 1) Limited pursuant to agreements dated October 31, 2011
7)	MOL Bravo – Leased from FPG Shipholding Panama 8 S.A. pursuant to agreements dated July 11, 2014
8)	MOL Brightness - Leased from FPG Shipholding Panama 9 S.A. pursuant to agreements dated July 11, 2014
9)	MOL Breeze - Leased from FPG Shipholding Panama 13 S.A. pursuant to agreements dated November 4, 2014
10)	MOL Beacon - Leased from FPG Shipholding Panama 14 S.A. pursuant to agreements dated November 4, 2014
11)	YM Winner - Leased from FPG Shipholding Panama 17 S.A. pursuant to agreements dated May 28, 2015
12)	YM Wellness - Leased from FPG Shipholding Panama 20 S.A. pursuant to agreements dated August 12, 2015
13)	YM Warmth - Leased from FPG Shipholding Panama 22 S.A. pursuant to agreements dated October 2, 2015
14)	MOL Benefactor - Leased from FPG Shipholding Panama 23 S.A. pursuant to agreements dated March 11, 2016
15)	MOL Beyond - Leased from FPG Shipholding Panama 25 S.A. pursuant to agreements dated April 26, 2016
16)	YM Window - Leased from FPG Shipholding Panama 26 S.A. pursuant to agreements dated April 29, 2016.
17)	YM Width – Leased from FPG Shipholding Panama 27 S.A. pursuant to agreements dated on or about May 27, 2016.
18)	Maersk Genoa – Leased from FPG Shipholding Panama 28 S.A. pursuant to agreements dated on or about September 6, 2016

SCHEDULE 5

The trade-mark license agreement between Seaspan ULC (formerly known as Seaspan Marine Corporation and, prior to that, as Seaspan International Ltd.) and the Company, as amended (the “Seaspan License Agreement”).

The trade-mark license agreement between Washington Business Services, Inc. (formerly known as Washington Corporations) (“Washington”) and the Company, as amended (the “W License Agreement” and with the Seaspan License Agreement, the “License Agreements”).

The amended and restated limited liability company agreement of Greater China Intermodal Investments LLC (“Greater China Intermodal”), dated as of March 14, 2011, as amended.

Change of Control Severance Plan for Employees of Seaspan Ship Management Ltd., dated as of January 1, 2009 (the “Employee Severance Plan”).

The amended and restated omnibus agreement (the “Omnibus Agreement”) among the Company, the Manager, the Ship Manager, the Advisor, Norsk Pacific Steamship Company Limited, and Seaspan ULC, dated as of January 27, 2012.

$32,600,000 Tranche B Loan Agreement between Seaspan Containership S452 Ltd. and Industrial and Commercial Bank of China Limited, dated August 19, 2011.

$117,400,000 Tranche A Loan Agreement between Seaspan Containership S452 Ltd. and The Bank of Tokyo Mitsubishi UFJ, Ltd., dated August 19, 2011.

$223,800,000 Secured Loan Agreement among Seaspan YZJ 983 Ltd., Seaspan YZJ 985 Ltd., Seaspan YZJ 993 Ltd. and China Development Bank Corporation, dated July 3, 2012, as amended.

(1) The amended and restated $1.3 billion credit facility between Seaspan Corporation and Citigroup Global Markets Limited and BNP Paribas, among others, dated December 23, 2013, as amended, (2) the $920 million credit facility between Seaspan Corporation and DnB NOR Bank ASA, Credit Suisse, The Export Import Bank of China, Industrial and Commercial Bank of China Limited and Sumimoto Mitsui Banking Corporation, Brussels Branch, among others, dated August 8, 2007, (3) the $235.3 million credit facility between Seaspan Corporation and Sumimoto Mitsui Banking Corporation, Sumimoto Banking Corporation, Brussels Branch, Sumimoto Mitsui Banking Corporation Europe Limited, Sumimoto Mitsui Banking Corporation, Brussels Branch and Sumimoto Mitsui Banking Corporation, among others, dated March 31, 2008, (4) the $365 million revolving credit facility between Seaspan Corporation and DnB Nor Bank ASA, Credit Suisse and Fortis Capital Corp., among others, dated May 19, 2006, as amended by Amendment No. 1 on June 29, 2007 and as amended by Amendment No. 2 on August 7, 2007, (5) the $218.4 million credit facility between Seaspan Corporation and Sumimoto Mitsui Banking Corporation, among others, dated October 16, 2006, (6) the $291.2 million credit facility between Seaspan Corporation and Fortis Bank S.A./N.V. and the Import Bank of Korea, among others, dated March 17, 2008, (7) the $130,000,000 credit facility between Seaspan Corporation and Industrial and Commercial Bank of China Limited, among others, dated January 28, 2013, (8) the $174,000,000 secured loan agreement among Seaspan HHI 2638 Ltd., Seaspan HHI 2640 Ltd. and Cathay United Bank, among others, dated April 25, 2013, (9) the $210,000,000 credit facility among Seaspan Corporation and Industrial and Commercial Bank of China Limited, among others, dated January 28, 2013, (9), (10) the $67 million credit facility between Seaspan Corporation and Bank of America, N.A., Hong Kong, among others, dated December 24, 2014, (11) the $115.2 million credit facility between Seaspan Corporation and Commonwealth Bank of Australia, among others, dated March 24, 2015, (12) the $195 million credit facility between Seaspan Corporation and DVB Bank America, N.V. among others, dated April 10, 2015, (13) the $227.5 million credit facility between Seaspan Corporation and ING Bank, N.V., London Branch, among others, dated April 24, 2015, (14) the $75 million credit facility between Seaspan Corporation and DekaBank Deutsche Giorzentrale, among others, dated September 18, 2015, (15) the $90 million credit facility between Seaspan Corporation and China Development Bank Corporation dated December 9, 2015, (16) the $150 million credit facility between Seaspan Corporation and Citigroup Global Markets Limited, among others, dated April 29, 2016, (collectively, the “Credit Facilities”).

The executive employment agreement between the Company and Gerry Wang dated May 16, 2016.

Financial Services Agreement between the Company and Seaspan Financial Services Ltd. dated May 16, 2016.

Indenture, dated as of April 3, 2014, between the Company and The Bank of New York Mellon, as trustee.

First Supplemental Indenture, dated as of April 3, 2014, between the Company and The Bank of New York Mellon, as trustee.

(1) The sale and lease back of the Brotonne Bridge with Xiangjiang (Shanghai) Ship Chartering Co., Ltd, among others, pursuant to agreements dated March 11, 2015, (2) The sale and lease back of the Brevik Bridge with Xiangcheng (Shanghai) Ship Chartering Co., Ltd, among others, pursuant to agreements dated March 11, 2015, (3) The sale and lease back of the Bilbao Bridge with Xianglai (Shanghai) Ship Chartering Co., Ltd, among others, pursuant to agreements dated March 11, 2015, (4) The sale of and lease back of the COSCO Pride with Haiju (Tianjin) Ship Leasing Co., Limited, Tianjin Yuan Geng Shi Pan Shipping Service Co., Ltd., and ICBC Financial Leasing Co., Ltd. pursuant to agreements dated June 10, 2011 and February 4, 2010, (5) The sale and lease back of the COSCO Faith with Endeavour Leasing Limited and Credit Agricole Corporate and Investment Bank pursuant to agreements dated October 21, 2010, (6) The sale and lease back of the Madinah with Hui Merchant Leasing (No. 1) Limited, among others, pursuant to agreements dated October 31, 2011, (7) The sale and lease back of the MOL Bravo with FPG Shipholding Panama 8 S.A., among others, pursuant to agreements dated July 11, 2014, (8) The sale and lease back of the MOL Brightness with FPG Shipholding Panama 9 S.A., among others, pursuant to agreements dated July 11, 2014, (9) The sale and lease back of the MOL Breeze with FPG Shipholding Panama 13 S.A., among others, pursuant to agreements dated November 4, 2014, (10) The sale and lease back of the MOL Beacon with FPG Shipholding Panama 14 S.A., among others, pursuant to agreements dated November 4, 2014,

(11) The sale and lease back of the YM Winner with FPG Shipholding Panama 17 S.A., among others, pursuant to agreements dated May 28, 2015, (12) The sale and lease back of the YM Wellness with FPG Shipholding Panama 20 S.A., among others, pursuant to agreements dated August 12, 2015, (13) The sale and lease back of the YM Warmth with FPG Shipholding Panama 22 S.A., among others, pursuant to agreements dated October 2, 2015, (14) The sale and lease back of the MOL Benefactor with FPG Shipholding Panama 23 S.A., among others, pursuant to agreements dated March 11, 2016, (15) The sale and lease back of the MOL Beyond with FPG Shipholding Panama 25 S.A., among others, pursuant to agreements dated April 26, 2016, (16) The sale and lease back of the YM Window with FPG Shipholding Panama 26 S.A., among others, pursuant to agreements dated April 29, 2016, (17) The sale and lease back of one 11000 TEU vessel with Hull No. NCP0145 with SEA 27 Leasing Co. Limited pursuant to agreements dated May 5, 2016, (18) The sale and lease back of one 11000 TEU vessel with Hull No. NCP0146 with SEA 28 Leasing Co. Limited pursuant to agreements dated May 5, 2016, (19) The sale and lease back of one 11000 TEU vessel with Hull No. NCP0147 with SEA 29 Leasing Co. Limited pursuant to agreements dated on or about May 5, 2016, (20) The sale and lease back of one 11000 TEU vessel with Hull No. NCP0148 with SEA 30 Leasing Co. Limited pursuant to agreements dated May 5, 2016, and (21) The sale and lease back of one 11000 TEU vessel with Hull No. NCP0153 with SEA 31 Leasing Co. Limited pursuant to agreements dated May 5, 2016, (22) The sale and lease back of the YM Width with FPG Shipholding Panama 27 S.A., among others, pursuant to agreements dated on or about May 27, 2016, and (23) The sale and lease back of the Maersk Genoa with FPG Shipholding Panama 28 S.A., among others, pursuant to agreements dated on or about September 6, 2016 (collectively, the “Lease Transactions”).

EXHIBIT 7(l)

Form of Representation Date Certificate

This Representation Date Certificate (this “Certificate”) is executed and delivered in connection with Section 7(l) of the At-the-Market Issuance Sales Agreement (the “Agreement”), dated November 4, 2016, and entered into between Seaspan Corporation, a corporation organized under the laws of the Republic of The Marshall Islands (the “Company”) and FBR Capital Markets & Co. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

The Company hereby certifies as follows:

1. Each of the representations and warranties of the Company contained in the Agreement were, when originally made, and are, as of the date of this Certificate, true and correct in all material respects.

2. Subsequent to the date of the most recent financial statements in the Prospectus, and except as described in the Prospectus, including Incorporated Documents, there has been no Material Adverse Effect.

3. The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof.

4. To the Company’s knowledge, no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or threatened by any securities or other governmental authority (including, without limitation, the Commission).

The undersigned has executed this Officer’s Certificate as of the date first written above.

SEASPAN CORPORATION

By:

Name:
Title:

EXHIBIT 23

Permitted Issuer Free Writing Prospectuses

None.